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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our (dual dated) report dated February 21, 1997 and December 17, 1997, relating to the consolidated financial statements of Audio International, Inc. and subsidiary ("Audio"), which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Thomas & Thomas

Thomas & Thomas

Little Rock, Arkansas

January 6, 1999